DIGITAL TURBINE, INC. AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK THIS AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK (this “Amendment”) is made as of April 20, 2026 (the “Effective Date”), by and between Digital Turbine, Inc., a Delaware corporation (the “Company”), and [  ] (the “Holder”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant (as defined below). WHEREAS, The Company has issued to the Holder a Warrant to Purchase Common Stock, dated [August 29][September 15], 2025 (the “Warrant”), pursuant to which the Holder may purchase [  ] shares of the Company’s common stock with an exercise price of $4.84 per share. NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Warrant as set forth herein. 1. Amendment of Warrant. a. Section 6(b) of the Warrant is hereby amended and restated in its entirety with the following: (b) Shelf Registration. No later than October 1, 2026, the Company shall file with the SEC a shelf registration statement on Form S-3 or supplement and amend an existing shelf registration statement on Form S-3 or, if Form S-3 is not available to the Company, another appropriate form (including any amendments or supplements, the “Registration Statement”) and the prospectus (including any amendments or supplements, the “Prospectus”) forming part of the Registration Statement in compliance with Rule 415 under the Securities Act covering the resale on a continuous basis of all of the Registrable Securities. Such Registration Statement shall be an “automatic resale registration statement” as defined pursuant to Rule 462(e) if the Company so qualifies, and to the extent the Company does not so qualify, the Company shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as soon as reasonably practicable after such Registration Statement is filed with the SEC. The Company shall use commercially reasonable efforts to keep the Registration Statement effective for a period from the date the Registration Statement is declared effective until the date on which all Underlying Shares subject to the Registration Statement cease to be Registrable Securities hereunder. b. Section 7(b) of the Warrant is hereby amended and restated in its entirety with the following:

(b) The Company shall, at all times prior to the earlier to occur of (x) the date of sale or other disposition by Holder of this Warrant or all shares of Common Stock issued on exercise of this Warrant, or (y) the Expiration Date or earlier termination of this Warrant if the Warrant has not been exercised in full or in part on such date, use all commercially reasonable efforts to timely file all reports required under the Exchange Act and otherwise timely take all actions necessary to permit the Holder to sell or otherwise dispose of this Warrant and the shares of Common Stock issued on exercise hereof pursuant to Rule 144 promulgated under the Securities Act as amended and in effect from time to time, provided that the foregoing shall not apply (i) in the event of a Change of Control Transaction following which the successor or surviving entity is not subject to the reporting requirements of the 1934 Act and (ii) to the Company’s Current Report on Form 8-K filed on September 3, 2025 (the “Proxy 8-K”) reporting the voting results for the proposals, described in detail in the Definitive Proxy Statement of the Company filed with the Securities and Exchange Commission on July 15, 2024 submitted to its stockholders at the Company’s 2025 annual meeting of stockholders held on August 26, 2025. 2. For the avoidance of doubt, the Holder hereby waives any breach (occurring prior to the date of this Amendment) of the terms of the Warrant arising from or related to the Proxy 8-K. 3. This Amendment amends the Warrant, and in the event of a conflict between the provisions of this Amendment and the Warrant, the provisions of this Amendment shall control. To the extent provisions of the Warrant are not specifically referenced in this Amendment, such provisions shall not be amended and are ratified and in full force and effect on the parties. 4. Sections 10, 11, 12, 13, 14, 15 and 17 of the Warrant apply mutatis mutandis to this Amendment. (Signature page follows)

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the Effective Date. DIGITAL TURBINE, INC. By: Name: Title:

Acknowledged and Agreed as of the Effective Date set out above: [  ] By: ___________________________________ Name: Title: Authorized Signatory